EXHIBIT 99.1

DECISIONPOINT SYSTEMS REPORTS RESULTS FOR

THIRD QUARTER, NINE MONTHS ENDED SEPTEMBER 30, 2015

Irvine, CA (November 13, 2015) DecisionPoint™ Systems, Inc. (OTCQB: DPSI and DPSIP), a leading provider and integrator of Enterprise Mobility and Wireless Application solutions, today reported financial results for the third quarter and nine months ended September 30, 2015. During the quarter, the Company further reduced its expenses as it continued to right-size for the reduced revenue levels resulting from the discontinuation and disposition of its former CMAC subsidiary. CMAC results have been eliminated from both the current periods being reported, and from the previous-year periods shown for comparison purposes.

Sales for the third quarter of 2015 were $8.2 million, down 29.0% from sales of $11.6 million in the third quarter of 2014. Net income for the third quarter from continuing operations was $229,000, versus net income of $133,000 in the previous-year period. The third quarter net loss attributable to common shareholders, including continuing operations and discontinued operations, was $252,000 or $0.02 loss per share, down from a net loss of $897,000 or $0.07 loss per share for the third quarter of 2014, which included a loss from discontinued operations of $696,000 or $0.05 loss per share. Gross profit margins for the third quarter of 2015 were 20.4%, down modestly from 20.7% in the third quarter of 2014. Selling, general & administrative expenses declined 28.5% to $1.7 million versus $2.4 million in the third quarter of the previous year, in line with the reduction in revenues.

Sales for the nine months ended September 30, 2015 – again adjusted to eliminate discontinued operations at CMAC – were $27.4 million, down 27.5% from the sales of $37.8 million in the nine months of 2014. The net loss for the nine months was $3.6 million from continuing operations, or $5.1 million attributable to common shareholders including both continuing operations and discontinued operations. This loss includes a $3.0 million write-off of goodwill and intangible assets relating to the Apex operations which had been recognized in our results for the second quarter ended June 30, 2015. That compares to a net loss in the first nine months of 2014 of $226,000 from continuing operations, or $1.7 million attributable to common shareholders including both continuing operations and discontinued operations. This represents a $0.41 loss per share in the first nine months of 2015 compared to a $0.14 loss per share in the first nine months of 2014. Gross profit margin for the first nine months of 2015 decreased to 20.3% from 21.4% in last year’s comparable period. Adjusted EBITDA (a non-GAAP measurement that management uses to measure progress) was $220,000 for the first nine months of this year compared to $1,106,000 for the same period in 2014, a decrease of $886,000.1

CEO Greg Henry commented, “The year to date has been tough, but there are some bright points. We improved quarterly profit from continuing operations from $133,000 to $229,000 year-to-year, due in large part to our proactive commitment to control expenses and right-size company operations to the lower revenues we are reporting following the divestiture of CMAC, the write-down of assets relating to Apex and other factors. We started the year with the defection of a group of employees from our sales force; those individuals showed up immediately in the employment of a direct competitor. As we have said before, we have filed lawsuits for breaches of confidentiality and breach of fiduciary duty. Gross profit margins are stabilizing at a level not very different from the like periods in 2014. And we believe that the rate of decrease in revenue may moderate during the fourth quarter of this year.

1 Adjusted EBITDA is a non-GAAP measurement that is commonly used in our industry to gauge performance. A reconciliation to GAAP is provided in the tables that follow this report.

“Importantly, our term debt stands at $1.6 million, down from the $2.4 million in term debt as of December 31, 2014. During this period we have been running the business on cash flow, and have not raised any new funds through the sale of securities. We believe the core business remaining at DecisionPoint represents a platform company in mobile computing services and software. The Company welcomes the challenge of growing the core business and building shareholder value.”

Last year was our first year of profitability in quite a while, and we hoped to perform a repeat. However, with our focus on the future, we are still investing in the people and services to support our customers and the mobile computing market at large.”

CFO Michael Roe said, “Cash provided by operations in the first nine months of 2015 was $1.7 million, as compared to $2.2 million in the comparable period of 2014. Overall term bank debt is lower by nearly $800,000 than it was at the beginning of the year. SG&A from continuing operations has remained right-sized for our revenues, and some components of that measurement constitute a smaller portion of revenues than in the past, in part due to our continued emphasis on streamlining our operations and controlling expenses. Our aggressive cost cutting has helped us in this difficult year.

“Interest expense was also lower, due to lower borrowings. Our cash was $260,000 at September 30, 2015, compared to $1.6 million at December 31, 2014. We have elected to issue our preferred stock dividends for 2015 in payment-in-kind shares in order to further conserve cash. We intend to continue to aggressively seek legal recourse against Tolt Solutions Inc., a direct competitor and the current employer of some members of the sales group that left DecisionPoint in the first quarter, and others involved in that matter.”

About DecisionPoint™ Systems, Inc.

DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers. They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere. DecisionPoint utilizes all the latest wireless, mobility, and RFID technologies.

For more information about DecisionPoint Systems, Inc., visit www.decisionpt.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievements in the future to differ materially from forecasted results, performance, and achievements.  Known risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly release the results of any revisions to its forward-looking statements to reflect events or circumstances after the date hereof, including without limitation unanticipated events or changes in the Company's plans or expectations, except as may be required by law.

2

Contacts:

DecisionPoint™ Systems, Inc.
Michael Roe

Chief Financial Officer

(949) 465-0065

DresnerAllenCaron
Rudy Barrio (investors)
rbarrio@dresnerallencaron.com

(212) 691-8087

-FINANCIAL TABLES FOLLOW-

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2015	2014
ASSETS		(Restated)
Current assets
Cash	$260	$1,616
Accounts receivable, net	4,907	10,354
Inventory, net	208	1,998
Deferred costs	2,104	2,532
Deferred tax assets	-	19
Prepaid expenses and other current assets	148	79
Assets of discontinued operations	-	1,829
Total current assets	7,627	18,427
Property and equipment, net	189	145
Other assets, net	33	109
Deferred costs, net of current portion	951	1,004
Goodwill	5,304	7,524
Intangible assets, net	-	1,414
Assets of discontinued operations	-	1,634
Total assets	$14,104	$30,257
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$7,018	$9,736
Accrued expenses and other current liabilities	2,528	2,028
Lines of credit	3,329	5,811
Current portion of debt	1,626	813
Due to related parties	170	73
Unearned revenue	3,273	5,915
Liabilities related to discontinued operations	-	1,993
Total current liabilities	17,944	26,369
Long term liabilities
Unearned revenue, net of current portion	1,320	1,560
Debt, net of current portion and discount	-	1,580
Deferred tax liabilities	88	461
Warrant liability	82	519
Other long term liabilities	166	194
Liabilities related to discontinued operations	-	487
Total liabilities	19,600	31,170
Commitments and contingencies	-	-
	-	-
STOCKHOLDERS' DEFICIT
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,547,845 shares issued and outstanding, including cumulative and imputed preferred dividends of $2,376 and $2,295, and with a liquidation preference of $14,663 and $13,640 at September 30, 2015
and December 31, 2014, respectively	12,903	12,822
Common stock, $0.001 par value, 100,000,000 shares authorized,
12,883,446 issued and 12,729,563 outstanding as of September 30, 2015,
and as of December 31, 2014	13	13
Additional paid-in capital	17,257	17,252
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(35,367)	(30,292)
Unearned ESOP shares	(369)	(484)
Accumulated other comprehensive income	272	(19)
Total stockholders’ deficit	(5,496)	(913)
Total liabilities and stockholders' deficit	$14,104	$30,257

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
		(Restated)		(Restated)
Net sales	$8,240	$11,608	$27,410	$37,809
Cost of sales	6,562	9,205	21,848	29,724
Gross profit	1,678	2,403	5,562	8,085
Selling, general and administrative expense	1,730	2,419	6,160	8,246
Goodwill and intangible asset impairment	-	-	3,047	-
Operating loss	(52)	(16)	(3,645)	(161)
Other expense:
Interest expense	178	229	580	658
Fair market value adjustment of warrant liabilities	(205)	(88)	(437)	(254)
Other (income) expense, net	58	17	106	(12)
Total other (income) expense	31	158	249	392
Net loss from continuing operations, before income taxes	(83)	(174)	(3,894)	(553)
Benefit for income taxes from continuing operations	(312)	(307)	(277)	(327)
Net (loss) income from continuing operations	229	133	(3,617)	(226)
Discontinued operations:
Loss on sale of discontinued operations, net of tax	-	-	(89)	-
(Loss) income from discontinued operations, net of tax	-	(696)	(94)	(469)
Net (loss) income	229	(563)	(3,800)	(695)
Cumulative and imputed dividends on Series A and B preferred stock	(27)	(27)	(81)	(81)
Cash and imputed dividends on Series D and E preferred stock	-	(307)	-	(921)
Accrued paid-in-kind dividends on Series D and Series E preferred stock	(454)	-	(1,194)	-
Net loss attributable to common shareholders	$(252)	$(897)	$(5,075)	$(1,697)
Basic and diluted net loss per common share:
Continuing operations	$(0.02)	$(0.02)	$(0.39)	$(0.10)
Discontinued operations	-	(0.05)	(0.02)	(0.04)
Net loss per share	$(0.02)	$(0.07)	$(0.41)	$(0.14)
Weighted average shares outstanding -
Basic and diluted	12,480,524	12,369,840	12,453,055	12,342,371
Other comprehensive loss, net of tax
Net (loss) income	$229	$(563)	$(3,800)	$(695)
Foreign currency translation adjustment	272	-	291	(24)
Comprehensive (loss) income	$501	$(563)	$(3,509)	$(719)

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2015	2014
		(Restated)
Cash flows from operating activities:
Net loss from continuing operations	$(3,617)	$(226)
Net loss from discontinued operations	(183)	(469)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Loss on sale of discontinued operations, net of tax	89	-
Depreciation and amortization	404	996
Amortization of deferred financing costs and note discount	46	117
Employee and Director stock-based compensation	101	89
Change in fair value of warrants	(437)	(254)
ESOP compensation expense	20	37
Gain/loss on disposal	(2)	2
Goodwill and intangible asset impairment charges	3,047	-
Allowance for doubtful accounts	1	(42)
Deferred taxes, net	(306)	(9)
Changes in operating assets and liabilities:
Accounts receivable	5,408	2,925
Due from related party	-	184
Inventory, net	1,790	581
Deferred costs	479	710
Prepaid expenses and other current assets	6	(308)
Other assets, net	62	10
Accounts payable	(2,701)	(1,314)
Accrued expenses and other current liabilities	(417)	164
Due to related parties	97	69
Unearned revenue	(2,826)	(2,177)
Operating activities from discontinued operations	616	1,126
Net cash provided by operating activities	1,677	2,211
Cash flows from investing activities
Purchases of property and equipment	(78)	(42)
Proceeds from the sale of CMAC	302	-
Net cash provided by (used in) investing activities	224	(42)
Cash flows from financing activities
(Repayments) borrowings from lines of credit, net	(2,467)	165
Repayment of debt	(527)	(819)
Paid financing costs	(100)	(100)
Dividends paid	(252)	(499)
Payments for contingent acquisition liability	-	(83)
Net cash used in financing activities	(3,346)	(1,336)
Effect on cash of foreign currency translation	89	(3)
Net (decrease) increase in cash	(1,356)	830
Cash at beginning of period	1,616	641
Cash at end of period	$260	$1,471
Supplemental disclosures of cash flow information:
Interest paid	$451	$634
Income taxes paid	67	32
Supplemental disclosure of non-cash financing activities:
Accrued and imputed dividends on preferred stock	$81	$1,002
Accrued PIK dividends on Series D and Series E preferred stock	1,194	-
Liabilities forgiven by CMAC purchaser	348	-
Conversion of earn-out liability to convertible note payable
Preferred and common shares issued in exchange for debt and related accrued interest

Non-GAAP Financial Measures:

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information; namely, earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. The Company’s management believes adjusted EBITDA provides investors with a better understanding of how the Company’s current results relate to the Company’s historical performance. Management also believes that adjusted EBITDA reflects the essential operating activities of the Company. The non-GAAP financial measures provided are not meant to be considered in isolation or as a substitute for GAAP financials. A reconciliation of non-GAAP financial measures to GAAP measures appears below.

All amounts included in the table below are derived from continuing operations and do not include activity from discontinued operations, (unaudited and shown in thousands).

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
EBITDA Calculation:

Net income (loss) from continuing operations	$229	$133	$(3,617)	$(226)
Depreciation and amortization	14	308	404	996
Interest expense	178	229	580	658
Income tax provision (benefit)	(312)	(307)	(277)	(327)
EBITDA	$109	$363	$(2,910)	$1,101

Adjusted EBITDA Calculation:

EBITDA	109	363	(2,910)	1,101
Goodwill and intangible asset impairment charges	-	-	3,047	-
Stock compensation	31	39	101	89
ESOP compensation	3	11	20	37
Deferred taxes	(57)	143	(306)	(9)
Fair market value adjustment of warrant liability	(205)	(88)	(437)	(254)
Restructuring costs	95	142	116	142
Non-recurring legal	61	-	589	-
Adjusted EBITDA	$37	$610	$220	$1,106

1 Adjusted EBITDA is a non-GAAP measurement that is commonly used in our industry to gauge performance. A reconciliation to GAAP is provided in the tables that follow this report.